UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2011

EWORLD INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Florida                                                                000-52438                                                      65-0855736
    (State or other jurisdiction of             (Commission File Number)               (IRS Employer
                Incorporation)                                                                                     Identification No.)

2580 Anthem Village Drive
Henderson, Nevada 89052.
_______________________________________
(Address of principal executive offices)(Zip Code)

702-588-5971
_______________________________
(Registrant’s telephone number, including area code)

Not applicable
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 25, 2011, Eworld Interactive, Inc. (the “Company”) sent to the Division of Corporations, Amendment Section, Florida Secretary of State a Amendment specifying the following:  “This Corporation is authorized to issue one hundred and fifty million (150,000,000) shares, designated as “Common Stock” and five million (5,000,000) shares designated as “Preferred Stock,” both shall have $0.001 par value.  Each Common share issued and outstanding shall be entitled to one vote.  The Preferred Shares shall be designated by the Board of Directors.  The only change to the Articles of Incorporation consisted of adding a par value of $0.001 when previously the par value was $0.

(c) Exhibits

Exhibit No.                                Description

 3.1                                Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eworld Interactive, Inc.

Dated: March 31, 2011                                                                                 By: /s/ Gerry Shirren
                                                                                                                Gerry Shirren
       Title: President